Exhibit 10.5

AMENDMENT No. 4

Dated as of December 31, 2003

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of June 26, 1998

This AMENDMENT NO. 4 (this “Amendment”) dated as of December 31, 2003 is entered into among PILGRIM’S PRIDE FUNDING CORPORATION (“Seller”), PILGRIM’S PRIDE CORPORATION (“Pilgrim’s Pride”) as initial Servicer, FAIRWAY FINANCE COMPANY, LLC (as successor to Fairway Finance Corporation) (“Purchaser”) and HARRIS NESBITT CORP. (f/k/a BMO Nesbitt Burns Corp.), as agent for the Purchaser (in such capacity, together with its successors and assigns, the “Agent”).

RECITALS

WHEREAS, the parties hereto have entered into a certain Receivables Purchase Agreement dated as of June 26, 1998 (as amended through the date hereof, the “Agreement”);

WHEREAS, in order to make the most efficient use of the financing facility contemplated by the Agreement and the other Transaction Documents, the Seller has requested the Purchaser and the Agent to agree to certain amendments and/or modifications to such facility as described herein for various purposes, including for the purpose of allowing certain accounts receivable and related rights generated by various Affiliates of the Seller and Pilgrim’s Pride to be transferred and assigned (pursuant to various Purchase Agreements, as defined below) into the facility and included in the Receivables Pool;

WHEREAS, the Purchaser and the Agent are willing to agree to such amendments solely on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms used, but not otherwise defined, herein shall have the respective meanings for such terms set forth in Exhibit I to the Agreement.

SECTION 2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1. Exhibit I to the Agreement is hereby amended by adding thereto the following new definitions in the appropriate alphabetical order:

“Excluded Turkey Plants” means, solely those production and turkey processing plants of Pilgrim’s Pride designated by it as: (i) the New Oxford Plant (located in Pennsylvania), (ii) the Franconia Plant (located in Pennsylvania) and (iii) the Hinton Plant (located in Virginia), each of which relates to a portion (but not all) of Pilgrim’s Pride’s business in respect of turkey and/or turkey related products.

“Purchase Agreement” means each Purchase Agreement dated as of December 31, 2003, among Pilgrim’s Pride, as buyer and each of the various Transferors from time to time parties thereto, as sellers, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereto.

“Transferor” means, each Affiliate of Pilgrim’s Pride, from time to time party to a Purchase Agreement, as a seller or transferor thereunder. As of the date hereof such Transferors shall include only the following entities: each of Pilgrim’s Pride Corporation of West Virginia, Inc., Pilgrim’s Pride Corporation of Delaware, Inc., Pilgrim’s Pride Corporation of North Carolina, Inc. and Pilgrim’s Food Systems Inc.

2.2. Clause (viii) of the definition of “Eligible Receivables” set forth in Exhibit I to the Agreement is hereby amended in its entirety as follows:

“(viii) which arise form the sale and delivery of goods or services (other than the sale and delivery of turkey and turkey related products directly to third-party customers from any Excluded Turkey Plant) in the ordinary course of the applicable Originator’s (including the applicable Transferor’s) business;”

2.3. The definition of “Originator” set forth in Exhibit I to the Agreement is hereby amended in its entirety as follows:

“Originator” means, individually or collectively, as the context may require (a) Pilgrim’s Pride, as the transferor of Receivables to the Seller under the Purchase and Contribution Agreement described in clause (i) of the definition thereof and (b) each Transferor, as a transferor of Receivables to Pilgrim’s Pride under a Purchase Agreement.

2.4. The definition of “Purchase and Contribution Agreement” set forth in Exhibit I to the Agreement is hereby amended in its entirety as follows:

“Purchase and Contribution Agreement” means, as the context may require, either or both of (i) the Purchase and Contribution Agreement, dated as of June 26, 1998, among Pilgrim’s Pride, the Servicer and the Seller, as amended through the date hereof and as the same may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents and (ii) each Purchase Agreement, as the same may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents.

2.5. The definition of “Receivable” set forth in Exhibit I to the Agreement is hereby amended in its entirety as follows:

“Receivable” means any indebtedness and other obligations owed to any Originator (including any applicable Transferor) or the Seller or any right of any Originator (including any applicable Transferor) or Seller to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by such Originator or Seller on behalf of an Obligor (other than any such indebtedness, obligation or right which arises solely from the sale and delivery of turkey and turkey related products directly to third-party customers from the Excluded Turkey Plants), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, however arising in connection with the sale of goods or the rendering of services by such Originator or Seller (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

2.6. Clause (i) of the definition of “Related Security” set forth in Exhibit I to the Agreement is hereby amended in its entirety as follows:

“(i) all of the Seller’s or the applicable Originator’s (including the applicable Transferor’s) interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;”

2.7. Paragraph (s) of Exhibit IV to the Agreement is hereby in its entirety as follows:

“(s) Turkey Operations. In addition to and without limiting any other obligations of the Seller or the Servicer herein or in the other Transaction Documents, the Seller and the Servicer shall have established, and shall at all times maintain, procedures for identifying and segregating collections relating to turkey and/or turkey related products sold directly to third-party customers from the Excluded Turkey Plants from Collections on the Receivables which are financed under the Agreement and the other Transaction Documents, and have notified all applicable Obligors or other applicable Persons to make all payments in respect of turkey and/or turkey related receivables originated by or generated from the Excluded Turkey Plants other than to the Lock-Box Account(s) and/or the Collection Account (into which Collections solely on the Receivables are and will continue to be deposited), and no collections relating to receivables originated by or in connection with the sale of turkey or turkey related products directly from Excluded Turkey Plants are or will be deposited in the Lock-Box Accounts and/or Collection Account or otherwise commingled with Collections on the Receivables. In addition, the Seller and/or the Servicer shall (or shall cause the applicable Originator (including the Transferors) to) invoice all turkey and/or turkey related receivables originated by or generated from the sale of turkey and turkey related products directly from Excluded Turkey Plants separately from invoices relating to the Receivables which are financed under the Agreement and the other Transaction Documents.”

2.8. Schedule II to the Receivables Purchase Agreement is hereby amended, by adding thereto the following additional Lock-Box Bank(s) and Lock-Box Account(s):

Lock-Box Bank	Lock-Box Account
Bank of America, N.A.	3751519818
Bank of America, N.A.	3751812269

SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Purchaser and the Agent that the representations and warranties of such Person contained in Exhibit III to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date), and that as of the date hereof, no Termination Event or Unmatured Termination Event has occurred and is continuing or will result from this Amendment.

SECTION 4. Effect of Amendment. (a) All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect and are hereby ratified and confirmed in all respects. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

(b) Notwithstanding anything in the Agreement or any other Transaction Document to the contrary, each of the parties hereto, hereby consents and agrees to the amendments contemplated hereby and that all of the provisions in the Agreement, the Purchase and Contribution Agreement, the Purchase and Sale Agreement and the other Transaction Documents shall be interpreted so as to give effect to the intent of the parties hereto as set forth in this Amendment (including, without limitation, that (i) all references to “Originator” in the singular form in any of the foregoing documents shall, as the context may require, be deemed to be a reference to each, any or all applicable Originators (including the Transferors), collectively, as the case may be and (ii) all references to the “Purchase and Contribution Agreement” shall, as the context may require, be deemed to be a reference to either or both of the Purchase and Contribution Agreement as described in clause (i) of the definition thereof (as amended hereby) and each Purchase Agreement, as applicable). In addition, all references to the “Transaction Documents” in any of the foregoing documents shall be deemed to include a reference to each Purchase Agreement.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of the following (each, in form and substance satisfactory to the Agent):

(a) Counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;

(b) A fully executed copy of a Purchase Agreement dated as of the date hereof between Pilgrim’s Pride and each of Pilgrim’s Pride Corporation of West Virginia, Inc., Pilgrim’s Pride Corporation of Delaware, Inc., Pilgrim’s Pride Corporation of North Carolina, Inc. and Pilgrim’s Food Systems Inc. and signed by each of the parties thereto;

(c) Evidence of the filing of UCC-1 Financing Statement(s), naming each Transferor, as debtor/seller, Pilgrim’s Pride, as buyer/assignor and the Purchaser, as secured party/assignee, in all applicable jurisdictions;

(d) Acknowledgment copies, or time-stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Transferor;

(e) Completed UCC requests for information, dated on or before the date hereof listing all effective financing statements filed in any applicable UCC jurisdictions that name any Transferor as debtor or seller, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to judgment, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Agent may request, showing no such liens on any of the Receivables, Contracts or Related Security; it being understood that within 30 days of the date hereof, the Agent shall have received from the Servicer or the Seller updates of the search reports against the following debtors in the following jurisdictions: Pilgrim’s Pride Corporation of West Virginia, Inc. (West Virginia), Pilgrim’s Pride Corporation of Delaware, Inc. (Delaware), Pilgrim’s Pride Corporation of North Carolina, Inc. (North Carolina) and Pilgrim’s Food Systems Inc. (Delaware), in each case in form and substance satisfactory to the Agent, and that the failure to provide such updates by such date shall constitute a Termination Event under the Agreement and the other Transaction Documents;

(f) Copies of executed Lock-Box Agreements with respect to the new Lock-Box Accounts at the Lock-Box Banks described in Section 2.8 of this Amendment;

(g) Favorable opinions of Baker & McKenzie, counsel for the Seller, Pilgrim’s Pride and the Transferors, in form and substance acceptable to the Agent and as to such corporate, enforceability, UCC and other matters as the Agent may reasonably request;

(h) Favorable opinions of Baker & McKenzie, counsel for the Seller, Pilgrim’s Pride and the Transferor’s in form and substance acceptable to the Agent and as to such bankruptcy matters as the Agent may reasonably request;

(i) Written confirmation from each of the Rating Agencies that the then current rating by such Rating Agency of the Notes of the Purchaser will not be downgraded or withdrawn as a result of the effectiveness of this Amendment and the transactions contemplated hereby; and

(j) Such other documents, resolutions, certificates, agreements and opinions as the Agent may reasonably request in connection herewith.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 7. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

SECTION 8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

(continued on following page)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

PILGRIM’S PRIDE FUNDING CORPORATION, as Seller

By:

Name:
Title:

PILGRIM’S PRIDE CORPORATION, as initial Servicer

By:

Name:
Title:

FAIRWAY FINANCE COMPANY, LLC, as Purchaser

By:

Name:
Title:

HARRIS NESBITT CORP., as Agent

By:

Name:
Title:

By:

Name:
Title:

Amendment No. 4 to RPA

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